UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 4, 2023

ARMADA HOFFLER PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35908	46-1214914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Central Park Avenue		,	Suite 2100
Virginia Beach	,	Virginia		23462
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (757) 366-4000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AHH	New York Stock Exchange
6.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share	AHHPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2023, a wholly owned subsidiary of Armada Hoffler Properties, Inc. (the “Company”) entered into a contribution agreement (the “Agreement”) with an unrelated third party to acquire a mixed-use property known as The Interlock for a purchase price of approximately $215 million (the “Interlock Acquisition”). The Company expects to finance the Interlock Acquisition using $100 million of new fixed-rate financing, primarily through a $75 million unsecured term loan, the conversion of its existing mezzanine loan into equity, and the issuance of units of limited partnership interest (“OP Units”) in Armada Hoffler, L.P., the Company’s operating partnership, to the sponsor developer.

The Interlock is a mixed-use property located in Atlanta’s West Midtown and is comprised of 305,000 square feet of commercial space and an 830-space garage. The Company was actively involved in the development of The Interlock and served as general contractor for the project. Retail operations account for the majority of the net operating income generated by The Interlock. In addition, Georgia Advanced Technology Ventures, a cooperative organization of Georgia Tech, is the ground lessor and also a 50,000 square foot anchor tenant in the office space. The Interlock’s commercial space is presently 89% leased with another 6% at lease..

The Interlock Acquisition is subject to customary closing conditions, and the Company expects to close the Interlock Acquisition during the second quarter of 2023.There can be no assurances that these conditions will be satisfied or that the Company will complete the Interlock Acquisition on the terms described herein or at all, or that the Company will realize the expected benefits of the Interlock Acquisition in part or at all.

Item 7.01	Regulation FD Disclosure.

On May 5, 2023 the Company issued a press release announcing entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated in this Item 7.01 by reference.

The information contained in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Cautionary Note Regarding Forward-Looking Statements

Certain matters within this Current Report on Form 8-K are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement. These forward-looking statements include comments relating to, among other things, the completion of the Interlock Acquisition, obtaining a loan to finance the Interlock Acquisition, the conversion of the Company’s existing mezzanine loan into equity to finance the Interlock Acquisition, the issuance of OP Units in connection with the Interlock Acquisition and the satisfaction of conditions to closing the Interlock Acquisition. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other documents filed by the Company with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated May 5, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMADA HOFFLER PROPERTIES, INC.

Date: May 5, 2023	By:	/s/ Matthew T. Barnes-Smith
Matthew T. Barnes-Smith
Chief Financial Officer, Treasurer, and Corporate Secretary